UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 11, 2005

Simon Property Group, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

National City Center

115 W. Washington St., Suite 15 East

Indianapolis, IN  46204

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code      (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On January 11, 2005, Simon Property Group, LP (“SPG LP”) entered into a Credit Agreement (or the “Facility”) by and among SPG LP, as borrower, the institutions from time to time party hereto as lenders, the institutions from time to time party hereto as co-agents, JP Morgan Chase, as Administrative Agent, J.P. Morgan Securities and Banc of America Securities as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank as Documentation Agent, and UBS Securities, Bank of America and Citicorp as Joint Syndication Agents. The Credit Agreement provides for unsecured borrowings of up to $2.0 billion for acquisitions, improvements, renovations, construction, or other corporate, partnership, or working capital needs, including the repayment of indebtedness.   The Credit Agreement can also be increased to $2.5 billion and contains a $500 million multi-currency tranche for Euro, Yen, or Sterling borrowings.  Borrowings under the Facility are based on a variable grid rate, currently at LIBOR plus 55 basis points.  The Credit Agreement matures on January 11, 2008 and may be extended for one year at SPG LP’s option.  A copy of the Credit Agreement is included as an exhibit to this filing and is incorporated herein by reference.

The Credit Agreement contains customary ongoing covenants relating to a capitalization value, minimum EBITDA and unencumbered EBITDA coverage ratio requirements and minimum combined equity value.  Payment under the Facility can be accelerated if SPG LP is subject to bankruptcy proceedings.

The previous credit facility was for $1.25 billion and was to mature on April 16, 2005 with an interest rate of LIBOR plus 65 basis points.  This previous credit facility was also extendable for a one year period at SPG LP’s option and contained a $100 million EURO tranche.

Item 1.02                                             Termination of a Material Definitive Agreement

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

        (c) Exhibits:

Exhibit No.	Description
99.1	$2,000,000 Credit Agreement dated January 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2005

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc., General Partner

	By:	/s/ Stephen E. Sterrett
		Name:	Stephen E. Sterrett
		Title:	Executive Vice President and Chief
Financial Officer